Exhibit 99.1

XpresSpa Group Provides Business Update and Announces Third Quarter 2020 Financial Results

Company to Evolve into Travel Health and Wellness Brand Focusing on New Category of Health-Focused Travel and Personal Wellness

Rapid COVID-19/ Rapid Flu/ Rapid Strep/ Rapid Mono Tests and Flu Vaccinations Now Offered as XpresCheck™ Continues to Expand Health and Wellness Services

Three XpresCheck Wellness Centers Currently Operating in the Northeast; Phoenix Sky Harbor International Airport Location to Open in late November, Other Wellness Centers in the Pipeline to Follow

Files SEC Form 10-Q for the Third Quarter ending September 30, 2020

Conference Call and Webcast Scheduled for 5:00 PM ET Today

NEW YORK, November 16, 2020 - XpresSpa Group, Inc. (Nasdaq: XSPA), a health and wellness company, today provided a business update and announced that it has filed financial results on SEC Form 10-Q for the third quarter ending September 30, 2020.

Doug Satzman, XpresSpa Group CEO, stated, “Our framework for a travel health and wellness brand that will transform the way people access healthcare through technology and personalized services is coming together and we intend to share more specific details on our plans as time unfolds. We view XpresCheck’s current services of COVID-19 and other communicable diseases testing, administering vaccinations for the seasonal flu, and hopefully becoming part of a COVID-19 vaccination rollout, as only the first steps towards advancing health and wellness care within airports for airport employees and the traveling public.”

Mr. Satzman continued, “We are currently operating XpresCheck Wellness Centers in JFK, Newark, and Logan airports with additional expansion coming shortly. Although current patient volumes are far below capacity due to severely limited airport traffic, they have increased meaningfully over the past several weeks due primarily to the rollout of Rapid Testing for COVID-19. We have also developed a freestanding and non-structural ‘pop up’ prototype that will enable us to accelerate our rollout to additional airports at a lower cost.”

Business Update

XpresSpa Traditional Services

On March 24, 2020, XpresSpa temporarily closed all of its global spa locations in response to COVID-19. The Company did not reopen any domestic spa locations during the third quarter 2020 nor does it anticipate doing so in the near-term. The Company did reopen its two XpresSpa spas in Dubai International Airport, UAE on July 7, 2020 for select spa services but performance has been underwhelming given limited airport traffic.

Existing XpresCheck Wellness Center Services

The Company launched the XpresCheck brand under its XpresTest, Inc. subsidiary to address the urgent needs caused by the COVID-19 pandemic that adds risk and uncertainty related to domestic and international air travel as well as to the front line airport workforce. COVID-19 testing options include a rapid molecular COVID-19 test, the Polymerase Chain Reaction (PCR) Test, and a Blood Antibody Test.

XpresCheck has since built out more comprehensive health and wellness service capabilities and expects to continue to do so over time. In late October, the brand expanded its testing services beyond COVID-19 to include additional rapid testing services for other communicable diseases that include influenza, mononucleosis and group A streptococcus, supporting the health and wellbeing of airport and airlines employees and the traveling public. XpresCheck is also now offering this season’s 2020/21 flu vaccination as well as a quadrivalent high-dose flu vaccine recommended for seniors. All insurance plans are accepted outside of network and all information will remain private and HIPAA-compliant.

Upon FDA approval of a COVID-19 vaccine and availability, XpresCheck’s medical staff of state licensed physicians and nurse practitioners, who operate under a management service agreement, intend to be able to administer it to airport employees and travelers.

XpresSpa / XpresCheck Longer-Term Brand Vision

The Company will continue to grow XpresCheck, but based on the early air travel numbers that it is seeing unfold, the internal leadership team has started the concept work to develop a long term plan, bringing together its unique position of leveraging its historic Travel Wellness experience and new-found Healthcare expertise. The Company sees this upcoming concept evolution as a significant future opportunity to create a new niche industry where it can leverage its existing real estate, airport experience as well as technology to be a category leader in providing travelers with peace of mind.

The strategic brand pillars will be Health, Wellness and Travel which puts its experience and assets directly in the sweet spot of the intersection of these three categories. In Healthcare, the Company is differentiated because it is travel-focused and in airports, while in Wellness, the Company is differentiated because it is a travel industry retailer and expert. In Travel, the Company is differentiated because it has health and wellness experience and capabilities as well as the medical data it generates.

Current XpresCheck Wellness Center Footprint and Expansion Opportunity

•	On June 22, 2020, the Company opened its first XpresCheck Wellness Center at JFK International Airport in the Arrivals Hall of Terminal 4.
•	On August 17, 2020, the Company opened its second XpresCheck Wellness Center, located at Newark Liberty International Airport in Terminal B.
•	On October 9, 2020, the Company opened its third XpresCheck Wellness Center, located at Boston Logan International Airport in Terminal E.
•	The Company will open its fourth XpresCheck Wellness Center, and first on the West Coast, in late November. It will be located at Phoenix Sky Harbor International Airport in the Terminal E mall. This location will then be followed by additional openings through the end of December and throughout the spring.

There are approximately 30 major U.S. airports with an average of 30,000 employees who support airport activity (“Large Hubs”) airports and an average of 22 million annual travelers. There are also another 30 secondary U.S. airports with an average of 15,000 employees who support airport activity (“Medium Hubs”) airports with an average of 5 million annual travelers. The Company considers these 60 U.S. airports as initial priority, in addition to various international locations, as it develops the XpresCheck Wellness Center concept. The Company currently has XpresSpa spas in 19 of the Tier One airports and 4 of the Tier Two airports.

The Company is in active discussions with multiple U.S. airports (primarily Large Hubs) to open new wellness centers or convert existing XpresSpa spas to XpresCheck Wellness Centers. More often, airports are providing access to better positioned sites leading to control of additional real estate at favorable times.

The Company has also developed a substantially lower cost “pop up” clinic prototype that will be freestanding and non-structural while being regulatory compliant, offering a significantly faster approval and construction timeline. This is designed to unlock additional real estate opportunities and thereby accelerate the rollout of COVID-19 testing to additional airports. These units can be built for under $200,000 when compared to the higher cost of constructing the initial Wellness Centers, which each averaged between $500,000 and $1.0 million.

Other Business Updates

•	As of November 13, 2020, XpresCheck has been designated as a State of Hawaii Trusted Testing Partner. All travelers ages five and over are required to take a Nucleic Acid Amplification Test (NAAT) from a certified Clinical Laboratory Improvement Amendment (CLIA) lab in order to bypass the State of Hawaii’s 14-day mandatory quarantine. The State of Hawaii accepts test results only from Trusted Testing and Travel Partners and tests must be taken no more than 72 hours before flight departure time.
•	The Company is continuing to work with major airlines to support creation of other potential air bridges between U.S. cities and international destinations, including, but not limited to, New York to London.
•	The Company is engaged in discussions with multiple emerging Health Passport Apps such as The CommonPass that would link COVID-19 test results from its partnered labs directly into these apps. Passengers would then be able to show their test results through these apps to airlines and destinations so as to ensure a hassle-free entry and avoid quarantines, where applicable. These emerging technologies will be deployed to current and future XpresCheck Wellness Centers as soon as reasonably possible.
•	The Company is lobbying elected officials and consulting with government agencies as its advocates specifically for COVID-19 testing funding at U.S. airports as part of the next stimulus bill.

Liquidity and Financial Condition

As of September 30, 2020, the Company had cash and cash equivalents, excluding restricted cash, of $61.9 million, total current assets of $63.9 million, total current liabilities of $14.3 million and positive working capital of $49.6 million compared to a working capital deficiency of $12.3 million as of December 31, 2019.

During the nine months ended September 30, 2020, to address the Company’s historical working capital deficiencies, and its outstanding debt, the Company raised $74.1 million in a series of registered direct equity offerings, net of approximately $9.2 million in broker commissions, legal fees and other related offering expenses.

The Company does not have any plans to raise capital at this time. It believes the continued improvement in quarterly cash burn rate, continued focus on managing expenses, and a healthy cash position should provide the Company sufficient ability to execute its current business plan for at least the next 12 months.

Summary of Third Quarter 2020 Financial Results

Reported revenue during the three months ended September 30, 2020 was $201,000 compared to $12.5 million in the corresponding period in 2019. The decrease in revenue was primarily due to the negative adverse impact of COVID-19 and of the Company therefore temporarily closing substantially all global spa locations due to the categorization of the spa locations by local jurisdictions as “non-essential services”. The decrease was offset by revenue generated through sales and marketing agreements with strategic spa partners of $61,000 and $138,000, respectively, of product and services in the recently re-opened spas.

Explanation of Management Service Agreement

The Company entered into a management services agreement with a professional medical services company that provides health care services to patients in connection with the launch of the XpresCheck brand. The medical services company will pay XpresCheck a monthly fee to operate in the XpresCheck Wellness Centers over the term of the agreement. As a result of the uncertainties around the cash flow of the XpresCheck business, the Company concludes that the collectability criteria to qualify as a contract under U.S. GAAP is not met, and therefore no revenue associated with the monthly management fee will be recognized at this point from the management services agreement. As of September 30, 2020 management fees owed to the Company, but not recognized as revenue was $1.2 million. However, the Company will recognize the management fee as revenue in accordance with US GAAP, if a subsequent reassessment results in the management services agreement meeting the collectability criteria.

Average Daily Patient Volume

Although the Company does not generate revenue directly from patient testing volume, as detailed above, in the interest of providing investors with greater transparency regarding the business model, the Company has opted to disclose recent and current average daily patient testing volumes.

During the third quarter 2020, average daily patient testing volume per XpresCheck Wellness Center was approximately 30-50 people. This lower than anticipated volume was the result of extremely limited airline industry traffic due to increases of COVID-19 cases in most states and subsequent mandatory quarantines put in place by many states and maintained in most international destinations.

However, since the implementation of Rapid Testing for COVID-19 in early October and the subsequent expansion of other health and wellness services in late October, average patient testing volume has increased dramatically to approximately 50-100 per day.

Cost of Sales

Cost of sales decreased to $1.4 million from $9.7 million in the prior year third quarter. The decrease was due to the reduction in variable costs associated with the decline in XpresSpa spa revenues and decreases in occupancy costs as a result of rent concessions received from airports. These were offset somewhat by cost of sales provided pursuant to the XpresCheck management services agreement of $528,000.

Impairment/Disposal of Assets

Impairment/disposal of assets expense increased to $2.2 million from $106,000 in the prior year third quarter. The expense was primarily related to the impairment of leasehold improvements made to certain XpresSpa locations and operating lease right of use assets where management determined that the locations’ discounted future cash flows were not sufficient to support the carrying value of these assets over the remaining lease term.

General and Administrative Expenses

General and administrative expenses increased to $4.4 million compared to $3.1 million in the prior year third quarter. The increase of approximately 31.3% was primarily due to start-up costs associated with the XpresCheck brand and additional legal fees related to the resolution of certain litigation matters, offset by reduced variable costs related to the temporarily closed XpresSpa locations and the realized benefits of cost cutting and control initiatives instituted throughout 2019, primarily in salaries, occupancy and professional fees.

Loss from Operations

Operating loss from operations increased to $9.2 million compared to $1.8 million in the prior year third quarter.

Net Loss Attributable to Common Shareholders

Net loss attributable to common shareholders was $6.1 million compared to net loss attributable to common shareholders of $4.6 million in the prior year third quarter.

Please refer to the Quarterly Report on Form on 10-Q filed on November 16, 2020 for more financial information related to the third quarter ending September 30, 2020. It can be accessed at https://investors.xpresspa.com/sec-filings or at https://www.sec.gov/

Webcast and Conference Call Today

The Company will host a webcast and conference call at 5:00 p.m. Eastern Time today.

The Company encourages investors and interested parties to listen via webcast as there is a limited capacity to access the conference call by dialing 1-201-689-8263.

The live and later archived webcast can be accessed from the Investor Relations section of the Company’s website at http://xpresspagroup.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XpresSpa Group, Inc.

XpresSpa Group, Inc. (Nasdaq: XSPA) is a leading global health and wellness holding company. XpresSpa Group’s core asset, XpresSpa, is a leading airport retailer of spa services and related health and wellness products, with 50 locations in 25 airports globally. Through its XpresTest, Inc. subsidiary, the Company also provides COVID-19 screening and testing, rapid testing services for other communicable diseases that include influenza, mononucleosis and group A streptococcus, and flu vaccination services under its XpresCheck™ brand. Current XpresCheck Wellness Centers include JFK International Airport, Newark Liberty International Airport, and Logan International Airport. To learn more about XpresSpa Group, visit: www.XpresSpaGroup.com. To learn more about XpresSpa, visit www.XpresSpa.com. To learn more about XpresCheck, visit www.XpresCheck.com.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events are based upon information available to XpresSpa Group as of today's date and are not guarantees of the future performance of the company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in XpresSpa Group’s most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XpresSpa Group, or other matters and attributable to XpresSpa Group or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XpresSpa Group does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Relations:

ICR

Raphael Gross

ir@xpresspagroup.com

(203) 682-8253

Media

Julie Ferguson

Julie@jfprmedia.com

(312) 385-0098